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                        FORT WAYNE NATIONAL CORPORATION

                                   EXHIBIT 23


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33123) pertaining to the Fort Wayne National Corporation 1994 Stock Incentive Plan of Fort Wayne National Corporation and in the related Prospectus of our report dated January 19, 1998, with respect to the consolidated financial statements of Fort Wayne National Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                              /S/ Ernst & Young LLP

January 27, 1998
Fort Wayne, Indiana


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